EXECUTION VERSION

PERFORMANCE gUARANTY

This PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of May 19, 2022, is made by WORTHINGTON INDUSTRIES, INC., an Ohio corporation (together with its successors and permitted assigns, the “Performance Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION, as administrator (together with its successors and assigns in such capacity, the “Administrator”), for the benefit of the Administrator and the other Secured Parties under the Receivables Financing Agreement defined below.  Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Financing Agreement referred to below or, if not defined therein, the respective meanings assigned thereto in the Sale Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)

Concurrently herewith, Worthington Receivables Company, LLC, a Delaware limited liability company (the “SPV”), as buyer, the Performance Guarantor, as servicer (in such capacity, the “Initial Servicer” and any successor or assign thereof, the “Successor Servicer” and together with the Initial Servicer, the “Servicer”), and the various entities from time to time party thereto as Originators (collectively, the “Originators”), are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”).  Pursuant to the Sale Agreement, the Originators will from time to time sell or contribute Receivables and Related Rights to the SPV.

(2)

Concurrently herewith, the SPV, as borrower, the Servicer, the Persons from time to time party thereto as Lenders, PNC Capital Markets LLC, as Structuring Agent, and the Administrator are entering into that certain Receivables Financing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), pursuant to which (i) the Lenders may from time to time make Loans to the SPV, (ii) the SPV has granted to the Administrator (on behalf of the Secured Parties) a security interest in the Receivables and Related Security and (iii) the Servicer will service the Pool Receivables.

(3)

As of the Closing Date, the Performance Guarantor owns, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of each Originator and the SPV.

(4)	The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Receivables Financing Agreement and the Sale Agreement.
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(5)

The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales and contributions of Receivables to the SPV from time to time under the Sale Agreement, (ii) the Servicer’s servicing of the Pool Receivables, (iii) the Loans made by the Lenders to the SPV from time to time under the Receivables Financing Agreement and (iv) the other transactions contemplated under the Sale Agreement and the Receivables Financing Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1.Unconditional Undertaking; Enforcement.  The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrator (including, without limitation, as assignee of the SPV’s rights, interests and claims under the Sale Agreement), the Lenders and each of the other Secured Parties the due and punctual performance and observance by each Originator and the Servicer (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, representations, warranties, indemnities, conditions, agreements, undertakings, and obligations on the part of such Covered Entity to be performed or observed by such Covered Entity under the Sale Agreement, the Receivables Financing Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”).  Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually perform or observe any of such Guaranteed Obligations or cause to be performed or observed such Guaranteed Obligations.  It shall not be a condition to the accrual of the obligations of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrator, any Lender, the SPV or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof.  The Administrator (on behalf of itself, the Lenders and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrator or any Lender may have against any Covered Entity, the SPV, any other Person, the Pool Receivables or any other property.  The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable.

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Notwithstanding anything contained herein to the contrary, it is expressly acknowledged that this Performance Guaranty is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for (i) losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor or (ii) any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor for uncollectible Pool Receivables.

SECTION 2.Validity of Obligations.  (a)  The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the SPV) to collect on any Pool Receivables or to realize upon any other Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities or the SPV or any other Person, (iii) any waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the SPV) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the SPV) with respect thereto, (vi) the failure by any Secured Party (or by the SPV) to take any steps to perfect and maintain perfected its interest in any Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Entity or of the SPV, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the SPV or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the SPV or any of their assets or obligations.  The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty.  The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured

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Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b)Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were principal debtor in respect thereof and not merely a guarantor and shall be paid by the Performance Guarantor forthwith.  The Performance Guarantor further agrees that, to the extent that any Covered Entity, the SPV or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, the SPV or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the Performance Guarantor, the SPV or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 3.Reinstatement, etc.  The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.

SECTION 4.Waiver.  The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or the SPV) exhaust any right or take any action against any Covered Entity, the SPV, any other Person or any property.  The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the SPV, on a continuing basis, all information concerning the financial condition of the Covered Entities and the SPV, and that it is not relying on any Secured Party to provide such information either now or in the future.

SECTION 5.Subrogation.  The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the SPV) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have

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arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations.

SECTION 6.Representations and Warranties of the Performance Guarantor.  The Performance Guarantor hereby represents and warrants to the Administrator and each of the other Secured Parties, as of the Closing Date, on each Settlement Date and on each day that a Credit Extension or Release shall have occurred under the Receivables Financing Agreement, as follows:

(a)Organization and Good Standing.  The Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b)Power and Authority; Due Authorization.  The execution, delivery and performance by the Performance Guarantor, of this Performance Guaranty and the other Transaction Documents to which it is a party: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its articles of incorporation or code of regulations, (B) any law, rule or regulation applicable to it, (C) any material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.  This Performance Guaranty and the other Transaction Documents to which the Performance Guarantor is a party have been duly executed and delivered by the Performance Guarantor.

(c)No Consents.  No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by the Performance Guarantor of this Performance Guaranty or any other Transaction Document to which it is a party, other than such authorizations, approvals or actions the failure of which to obtain or perform would not reasonably be expected to have a Material Adverse Effect.

(d)Binding Obligations.  Each of this Performance Guaranty and the other Transaction Documents to which the Performance Guarantor  is a party constitutes the legal, valid and binding obligation of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)Financial Condition.  The consolidated balance sheets of the Performance Guarantor and its consolidated Subsidiaries as of February 28, 2022, and the related consolidated statements of income and cash flows for the period then ended, copies of which have been furnished to the Administrator and each Lender, fairly present, in conformity with GAAP, the

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consolidated financial condition of the Performance Guarantor and its consolidated Subsidiaries as at such date and their consolidated results of operations and cash flows for the period ended on such date. Since February 28, 2022, no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.

(f)Litigation and Other Proceedings.  Except as disclosed in the most recent audited financial statements of the Performance Guarantor furnished to the Administrator and each Lender, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could reasonably be expected to have a Material Adverse Effect.

(g)Proceeds.  No proceeds of any Credit Extension or Release will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

(h)Accuracy of Information.  Each Information Package (if prepared by the Performance Guarantor or one of its Affiliates, or to the extent that information contained therein is supplied by the Performance Guarantor or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator or any Lender in connection with the Receivables Financing Agreement is or will be complete and accurate in all material respects as of its date or as of the date so furnished and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading; provided that, with respect to any projected financial information, if any, the Performance Guarantor represents only that such information was prepared in good faith based upon the facts and circumstances available to it at such time and upon assumptions believed to be reasonable at the time.

(i)Court Order.  The Performance Guarantor is not in violation of any order of any court, arbitrator or Governmental Authority, which could reasonably be expected to have a Material Adverse Effect

(j)Financial Interests in Lenders.  Neither the Performance Guarantor nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Lender.

(k)Compliance with Transaction Documents.  The Performance Guarantor has complied in all material respects with all of the terms, covenants and agreements contained in this Performance Guaranty and the other Transaction Documents that are applicable to it.

(l)Investment Company Act.  The Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(m)No Material Adverse Effect.  Since its most recent fiscal year end, (i) there has been no change in the business, assets, financial condition or operations of the Performance Guarantor that would materially and adversely affect the Performance Guarantor's ability to perform its obligations under this Performance Guaranty or any other Transaction Document to

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which it is a party and (ii) no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.

(n)[Reserved].

(o)Sanctions and other Anti-Terrorism Laws.  No: (i) Covered Entity, nor to its best knowledge, any employees, officers, directors, affiliates or agents acting on a Covered Entity’s behalf in connection with this Performance Guaranty: (a) is a Sanctioned Person; or (b) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; or (ii) Collateral is Embargoed Property.

(p)Anti-Corruption Laws.  Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Laws.

(q)Opinions.  The facts regarding the SPV, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Performance Guaranty and the Transaction Documents are true and correct in all material respects.

(r)Solvency.  After giving effect to the transactions contemplated by this Performance Guaranty and the other Transaction Documents, the Performance Guarantor is Solvent.

(s)Separateness.  The Performance Guarantor is aware that the Administrator and the other Secured Parties have entered into the Receivables Financing Agreement in reliance on the SPV being a separate entity from the Performance Guarantor and the Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and has taken and will take such actions, and has implemented and will implement such procedures as are consistent with the Limited Liability Company Agreement of the SPV and necessary on its part to ensure that the Performance Guarantor and each of its Affiliates (including, without limitation, the Covered Entities) will take all steps necessary to maintain the SPV’s identity as a separate legal entity from the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that the SPV is an entity with assets and liabilities distinct from those of the Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).

(t)Preliminary Statements.  The statements set forth in the preliminary statements to this Performance Guaranty are true and correct.

SECTION 7.Certain Covenants.  The Performance Guarantor covenants and agrees that at all times from the Closing Date until the Final Payout Date:

(a)Compliance with Laws, Etc.  The Performance Guarantor shall comply in all material respects with all Applicable Laws, and preserve and maintain its corporate existence,

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rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such Applicable Laws or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not reasonably be expected to have a Material Adverse Effect.

(b)Actions Contrary to Separateness.  The Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Receivables Financing Agreement.

(c)Ownership and Control.  The Performance Guarantor shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests and other equity interests of each Originator and the SPV.  Without limiting the generality of the foregoing, the Performance Guarantor shall not permit the occurrence of any Change in Control.

(d)Further Assurances.  The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Administrator may reasonably request, to enable the Administrator (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty.  Without limiting the foregoing, the Performance Guarantor hereby agrees from time to time, at its own expense, promptly to provide such information (including non-financial information) with respect to itself and each Covered Entity as the Administrator may reasonably request.

(e)Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Performance Guarantor covenants and agrees that:

(i)it shall promptly notify any Credit Party in writing upon the occurrence of a Reportable Compliance Event;

(ii)if, at any time, any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, it shall cause the SPV to provide substitute Collateral acceptable to the Administrator that is not Embargoed Property;

(iii)it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to ensure compliance with such Laws;

(iv)it and its Subsidiaries will not:  (A) become a Sanctioned Person or allow any employees, officers, directors or affiliates acting on its behalf in connection with this Performance Guaranty to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (C) pay or repay any Borrower Obligations with Embargoed Property or funds derived from any unlawful

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activity; (D) permit any Collateral to become Embargoed Property; or (E) cause any Credit Party to violate any Anti-Terrorism Law;

(v)it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business; and

(vi)it and its Subsidiaries will not permit any Sanctioned Person that is a consultant, broker, or agent acting on behalf of any Covered Entity, to (x) have any involvement with any of the activities under this Performance Guaranty or any other Transaction Document or (y) use or have access to any proceeds of the Loans.

(f)[Reserved].

(g)Tax Status.  The Performance Guarantor will ensure that the SPV (i) remains treated as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code for U.S. federal income tax purposes, (ii) does not become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) does not become subject to any Tax in any jurisdiction outside the United States and (iv) does not become subject to any material Taxes based on net income or gross receipts imposed by a state or local taxing authority.

SECTION 8.Amendments, Etc.  No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrator and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrator, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.Addresses for Notices.  All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and or electronic mail communication) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on Schedule A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto.  Notices and communications by facsimile or electronic mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.  Each party to this Performance Guaranty shall promptly inform the other parties hereto of any changes in their respective addresses and email address specified herein.

SECTION 10.No Waiver; Remedies.  No failure on the part of the Administrator or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

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SECTION 11.Continuing Agreement; Third Party Beneficiaries; Assignment.  This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty, and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrator, the Lenders, the other Secured Parties and their respective successors and assigns.  Without limiting the generality of the foregoing clause (iii) upon any assignment by a Lender permitted pursuant to the Receivables Financing Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise.  Each of the parties hereto hereby agrees that each of the Lenders and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrator in its sole discretion.  Any payments hereunder shall be made in full in Dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder.

SECTION 12.Mutual Negotiations.  This Performance Guaranty is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same.  Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 13.Costs and Expenses.  The Performance Guarantor hereby agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable Attorney Costs for the Administrator and the other Credit Parties with respect thereto and with respect to advising the Administrator and the other Credit Parties as to their rights and remedies under this Performance Guaranty.  In addition, the Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrator and the other Credit Parties, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.

SECTION 14.Indemnities by Performance Guarantor.  Without limiting any other rights which any Secured Party may have hereunder or under Applicable Law, the Performance Guarantor agrees to indemnify and hold harmless each Secured Party and each of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees and assigns (each a “Guarantor Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable and documented attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i)

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any breach by the Performance Guarantor of any of its obligations or duties under this Performance Guaranty or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by the Performance Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any written information provided to any such Guarantor Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such Guarantor Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, not materially misleading in light of the circumstances made; (v) any negligence or misconduct on the Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Performance Guaranty or any other Transaction Document; (vi) the failure by the Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Performance Guaranty, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise or (vii) the failure of this Performance Guaranty to constitute a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms; excluding, however, notwithstanding anything to the contrary in this Section 14, any portion of such Indemnified Amounts (i) to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such Guarantor Indemnified Party, (ii) such Indemnified Amounts result from a claim brought by the SPV, Performance Guarantor or any Originator against a Guarantor Indemnified Party for a material breach of such Guarantor Indemnified Party's obligations under any Transaction Document if the SPV, Performance Guarantor or any such Originator has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (iii) such Indemnified Amounts result from any dispute solely among Guarantor Indemnified Parties (not arising as a result of any act or omission by SPV, any Originator, the Performance Guarantor or any of its Subsidiaries or Affiliates) other than claims against any Guarantor Indemnified Party in its capacity or in fulfilling its role as Administrator, or any similar role under or in connection with this Performance Guaranty or any other Transaction Document.

SECTION 15.GOVERNING LAW.  THIS PERFORMANCE GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

SECTION 16.CONSENT TO JURISDICTION.

(a)EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE PERFORMANCE GUARANTOR, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR

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FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE PERFORMANCE GUARANTOR OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATOR OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE PERFORMANCE GUARANTOR OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. THE PERFORMANCE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)THE PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT THE ADDRESS OF ITS REGISTERED AGENT SPECIFIED HEREIN. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATOR OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 17.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 18.Set-off Rights of Secured Parties.   So long as an Event of Default has occurred and is continuing, the Administrator and the other Secured Parties may from time to time following the demand therefore by such Person, set-off and apply any liabilities any such Person may have to the Performance Guarantor (including liabilities in respect of any monies deposited with it by the Performance Guarantor) against any and all of the obligations of the Performance Guarantor to such Person now or hereafter existing under this Performance Guaranty.

SECTION 19.[Reserved].

SECTION 20.[Reserved].

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SECTION 21.Severability. Any provisions of this Performance Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 22.Execution in Counterparts.  This Performance Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Performance Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WORTHINGTON INDUSTRIES, INC., as the Performance Guarantor

By: /s/Marcus Rogier
Name: Marcus Rogier
Title:   Treasurer

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Performance Guaranty

(Worthington)

Accepted as of the

date hereof:

PNC BANK, NATIONAL ASSOCIATION,

as Administrator

By:/s/Deric Bradford

Name: Deric Bradford

Title: Senior Vice President

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Performance Guaranty

(Worthington)

SCHEDULE A

ADDRESSES FOR NOTICE

If to Performance Guarantor:

Worthington Industries, Inc.
200 Old Wilson Bridge Road
Worthington, Ohio 43085

Attention: Marcus Rogier
Telephone: (614) 840-4663
Facsimile:  (614) 438-7508

If to Administrator:

PNC Bank, National Association

The Tower at PNC Plaza

300 Fifth Avenue, 11th Floor

Pittsburgh, PA 15222

Attention: Brian Stanley

Telephone: 412-768-2001

Facsimile: 412-803-7142

Email: brian.stanley@pnc.com

ABFAdmin@pnc.com

Performance Guaranty
(Worthington)

747530762 22708133